UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2024

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Distribution Agreement Amendment

On October 6, 2023, Golub Capital BDC, Inc. (“GBDC”) established an “at-the-market” offering (the “ATM Program”) through which GBDC may sell, from time to time through the Placement Agents (as defined below), shares of GBDC’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $250.0 million.

On December 4, 2024, GBDC entered into the first amendment (the “First Amendment”) to the equity distribution agreement, dated as of October 6, 2023 (as amended, the “Equity Distribution Agreement”), by and among GBDC, GC Advisors LLC, and Golub Capital LLC and Keefe, Bruyette & Woods, Inc. and Regions Securities LLC (the “Placement Agents”), to modify certain settlement mechanics and to clarify the periods during which GBDC can request the Placement Agents to sell Shares. The other material terms of the Equity Distribution Agreement were unchanged.

The foregoing description is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to a copy of the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

JPM Credit Facility Commitment Increase

On December 6, 2024, GBDC entered into an agreement (the “Commitment Increase Agreement”), pursuant to which, through the accordion feature in the Senior Secured Revolving Credit Facility, dated as of August 6, 2024, by and among GBDC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto (as amended and supplemented, the “JPM Credit Facility”), the aggregate commitments under the JPM Credit Facility increased from $1,897.5 million to $1,997.5 million. The accordion feature in the JPM Credit Facility allows GBDC, under certain circumstances, to increase the total size of the facility to a maximum of $2.0 billion. The other material terms of the JPM Credit Facility remain unchanged.

The foregoing description is only a summary of the material provisions of the Commitment Increase Agreement and is qualified in its entirety by reference to a copy of the Commitment Increase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to the Equity Distribution Agreement, dated December 4, 2024, by and among Golub Capital BDC, Inc., GC Advisors LLC, Golub Capital LLC, Keefe, Bruyette & Woods, Inc. and Regions Securities LLC.

10.2	Commitment Increase Agreement, dated as of December 6, 2024, by Royal Bank of Canada, as an Assuming Lender, in favor of Golub Capital BDC, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent under the Senior Secured Revolving Credit Facility, dated as of August 6, 2024, as amended, among Golub Capital BDC, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: December 6, 2024	By:	/s/ Christopher C. Ericson
		Name:	Christopher C. Ericson
		Title:	Chief Financial Officer